EXHIBIT 10.5(l)

SPEC-AIR                                                      FAX # 915/877-1538
Special Performance Engineering Capacity
7249 Bosque Rd.,Canutillo, Texas 79835                              915/877-3136
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                                   ADDENDUM A
                       INVOICE #028019 - OCTOBER 21, 1994
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The following  constitutes the sales agreement between Bacchus  Industries Inc., hereinafter called "BII") and:

                                    Mr. Stephen L. Callaham
                                    Spec-Air
                                    7249 Bosque Road
                                    Canutillo, Texas  79835

hereinafter called "Spec-Air", and in which BII agrees to sell to Spec-Air heat exchanger manufacturing equipment with "first refusal" repurchase option in favor of BII.

                                LIST OF EQUIPMENT
                                -----------------

    BII                     SPEC-AIR                                                    SALES
EQUIPMENT #                EQUIPMENT #      EQUIPMENT DESCRIPTION                       PRICE
-----------                -----------      ---------------------                       -----

OUTEHP001                  93001711         100 Ton Hydraulic Press                     $ 12,000.00
OUTMPP002                  93001724         Pin Plate 42 x 28 Mold                      $ 36,000.00
OUTMPP003                  93001731         Pin Plate 42 x 28 Mold                      $ 36,000.00
76EVFCTS1                  93001742         Vacuum Former-Cain D/Mold Shuttle           $ 63,500.00
76EWVAT01                  93001785         Double Shuttle E2PAK Dip Vat                $  9,000.00
76EMPPSD05                 93001757         Pin Plate 17 x 18.5 x 22.75SD Mold          $ 42,000.00
76EMPPSD04                 93001763         Pin Plate 17 x 18.5 x 22.75SU Mold          $ 42,000.00
None                       93001777         Nordson Hot Melt Glue Machine               $  7,400.00
                                                                                        -----------
                                                     TOTAL  SALES  PRICE                $247,900.00
                                                                                        ===========

The terms of this sale shall be as follows:

1. The term of this agreement is five (5) years.

2. Should Spec-Air or the mortgage holder decide to sell or move the equipment, BII shall have a priority option to repurchase the equipment at the price set forth in the attached schedule. BII shall have 60 days to effect said repurchase from the receipt of notice that Spec-Air or the mortgage holder intends to sell or move the equipment, except where such sale or movement is the result of BII's default on the conditions of this agreement.

3. Spec-Air agrees that BII will continue to operate and maintain said equipment. Maintenance shall include both preventive and causative to ensure that all equipment is in good operating condition. At Spec-Air's sole discretion, subject to the terms of the equipment repurchase by BII, the equipment may be removed, sold or otherwise disposed of in any manner determined appropriate. BII shall not move the equipment from its current location without the expressed and written consent of Spec-Air.

4. In consideration of the use of said equipment, BII shall pay $48,010.56 per year to Spec- Air as an equipment rental fee.

5. During the term of this agreement, based on compliance with the terms, Spec-Air will purchase engineering plastic from Klocknor Pentatherm on behalf of BII for its production of heat exchanges. Spec-Air will bill BII the cost of such purchases.

6. Bacchus will produce and deliver $25,000 per week in heat exchangers to Spec-Air, based on the supply of plastic, and be paid $12,500.00 with the additional $12,500.00 held by Spec-Air as a non-refundable payment toward the repurchase of the said equipment (except for the first payment each calendar month which will have the repurchase credit reduced by the amount of the monthly equipment rental) until the non-refundable account equals $100,000.00. Thereafter, BII will produce $12,500 per month for Spec-Air and Spec-Air will have absolute first refusal on any heat exchangers produced in excess of the foregoing minimum. BII agrees that it will price all heat exchangers 25% above the sales price to Spec-Air for those heat exchangers sold to any parties which were not a part of the pre-purchase agreement. In addition, BII will pay a royalty to Spec-Air for such third party sales in the amount of $8.00 per foot on large heat exchangers and $2.65 per foot on small heat exchangers.

         a. The price of E2PAK heat exchangers shall be set at .34 multiplier for the purpose of calculating the monthly production quota and shall constitute the sales price throughout the term of this contract except that this multiplier may be adjusted upward to reflect the actual documented cost increases and in accordance with cost ratios.

         b. For the purposes of this agreement, "...produce and deliver..." as set forth above, solely includes E2PAK heat exchangers which meet the normal production standards of quality. Therefore, E2PAK's which leak or otherwise demonstrate quality failure, do not count towards the production quota, and they will be returned to BII for repair.

         c. During the period of this agreement, BII agrees that ADA Systems and Barnhart- Taylor shall only be permitted to purchase heat exchangers directly from Spec-Air.

7. Minimum monthly production payments from Spec-Air will be based on $12,500 in heat exchangers delivered. Deliveries in excess of $12,500 per month will be approved by Spec-Air. Payments may be reduced up to 50% for reimbursement of the monthly rental payment and payment of any outstanding BII account.

8. BII will, throughout the term of this agreement, permit Spec-Air or its representatives to have immediate access to BII facilities during normal business hours for purposes of inventory and inspection of subject equipment, heat exchangers, etc. No prior notification is required for this access.

9. BII will provide up to three (3) storage trailers until 12/31/94, to be parked on Spec-Air property and used for the storage of heat exchangers. Spec-Air will accept all liability for the safekeeping of such trailers while they are parked on its property.

10. Spec-Air will be notified not less than seven (7) days in advance of BII initiated dissolution, bankruptcy or re-organization, or, within 24 hours of such dissolution, bankruptcy or reorganization is the result of other legal action, and permitted immediate access to the encumbered equipment for purposes of repossession at any BII property. This will include heat exchangers in storage, under manufacture or materials for manufacturing heat-exchangers; which will be considered encumbered for purposes of this action.


11. Upon entering into this agreement, throughout its term and thereafter, Spec-Air may separately market those heat exchangers not utilized for its own production.




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

12. Default of contract will be defined to include the following:

         a. Failure to make full rental payment for a term exceeding  forty-five
(45) days.

         b. Failure to comply with E2PAK production schedule for a term exceeding forty- five (45) days.

         c. Failure to comply with any conditions of this contract.

13. Should BII default within the meaning of this contract, BII agrees to perform as follows:

         a. Those funds held by Spec-Air (set forth in paragraph 6. above) fully revert to Spec-Air and are not refundable in any amount to BII.

         b. Permit Spec-Air or its representatives to have immediate (within 24 hours of notification of default) access to all BII facilities for the purposes of taking possession of the equipment to BII under this agreement, or which may be otherwise encumbered to Spec-Air, to recover any materials utilized in E2PAK fabrication, or E2PAKs in storage, all of which shall be considered encumbered by this contact and subject to repossession without intervening litigation by BII staff, owners, stock-holders, or other BII interested parties.

         c. BII will provide bill of materials for manufacturing heat exchangers as well as a complete list of suppliers, addresses, parts numbers, etc.

         d. BII will provide complete operating manuals, settings, calibrations and related specific instructions for the set-up and use of the encumbered equipment.

         e. BII will fully disclose all proprietary information related to the manufacture of heat exchangers and on-site assistance in the set-up and operational training of the equipment for a term of not more than 80 hours at no cost and will be available for subsequent instruction for a fee of $25.00 per hour.

14. Upon acceptance of this agreement and receipt of lease purchase funding Spec-Air will provide BI with $89,700.00 of the funds realized.

15. This agreement supersedes all previous agreements related to this purchase

THE FOREGOING SHALL CONSTITUTE THE FULL TERMS OF THIS AGREEMENT.


/s/  STEPHEN L. CALLAHAM                          /s/  ROCKY BACCHUS  Treasurer
---------------------------                       ------------------------------
Stephen L. Callaham,                                   Rocky Bacchus
Spec-Air                                               Bacchus Industries, Inc.



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